As filed with the Securities and Exchange Commission on August 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Montrose Environmental Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-4195044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5120 Northshore Drive

North Little Rock, AR 72118

(501) 900-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vijay Manthripragada

President and Chief Executive Officer

Montrose Environmental Group, Inc.

5120 Northshore Drive

North Little Rock, AR 72118

(501) 900-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nasym Afsari General Counsel Montrose Environmental Group, Inc. 5120 Northshore Drive North Little Rock, AR 72118 (501) 900-6400	Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 (213) 229-7242

Approximate date of commencement of proposed sale to the public: From time to time after the effective of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.000004 par value per share	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate number and amount of securities as may be offered from time to time at indeterminate prices is being registered pursuant to this registration statement.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

P R O S P E C T U S

Montrose Environmental Group, Inc.

Common Stock

From time to time, we or any selling stockholder to be identified in a prospectus supplement may offer to sell shares of our common stock in one or more offerings. We will provide the specific terms of any offering, including the offering prices, in prospectus supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Shares of common stock may be offered and sold to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about any plan of distribution for the securities in “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MEG.”

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this filing and future filings. See “About the Company—Implications of Being an Emerging Growth Company.”

Investing in the common stock involves risks. You should carefully consider the risks described in “Risk  Factors ” on page 9 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, offer shares of our common stock in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time securities are sold pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See “Incorporation by Reference.” Any information in any accompanying prospectus supplement, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus contains summaries of certain provisions in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the complete text of the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Neither we nor any selling stockholder has authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplement, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. Neither we nor any selling stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and any accompanying prospectus supplement, unless the context otherwise indicates, references to “our,” “we,” “us,” the “Company,” “Montrose,” “MEG” and “our business” refer to Montrose Environmental Group, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our Internet website, www.investors.montrose-env.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, Arkansas 72118, telephone: (501) 900-6400.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, including exhibits, of which this prospectus forms a part, with respect to the shares of common stock that may be offered hereunder. This prospectus does not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the shares of common stock offered hereby, reference is made to the registration statement, including the exhibits thereto. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract, agreement or other document. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 24, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 1, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 12, 2021 and August 11, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, March 8, 2021, April 1, 2021, April 29, 2021 and May 17, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 17, 2020, including any amendments or reports filed for the purpose of updating the description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information” above.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “position,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	our limited operating history;

•	our history of losses and ability to achieve profitability;

•	general global economic, business and other conditions, the cyclical nature of our industry and the significant fluctuations in events that impact our business;

•	the impact of the COVID-19 pandemic on our business operations and on local, national and global economies;

•	the parts of our business that depend on difficult to predict natural or manmade events and the fluctuations in our revenue and customer concentration as a result thereof;

•	the highly competitive nature of our business;

•	our ability to execute on our acquisition strategy and successfully integrate and realize benefits of our acquisitions;

•	our ability to promote and develop our brands;

•	our ability to maintain and expand our client base;

•	our ability to maintain necessary accreditations and other authorizations in varying jurisdictions;

•	significant environmental governmental regulation;

•	our ability to attract and retain qualified managerial and skilled technical personnel;

•	safety-related issues;

•	allegations regarding compliance with professional standards, duties and statutory obligations and our ability to provide accurate results;

•	the lack of formal long-term agreements with many of our clients;

•	our ability to successfully implement our new enterprise resource planning system;

•	our ability to adapt to changing technology, industry standards or regulatory requirements;

•	government clients and contracts;

•	our ability to maintain our prices and manage costs;

•	our ability to protect our intellectual property or claims that we infringe on the intellectual property rights of others;

•	laws and regulations regarding handling of confidential information;

•	any failure in or breach of our networks and systems;

•	our international operations;

•	product related risks;

•	environmental regulations and liabilities; and

•	additional factors discussed in this prospectus, any prospectus supplement and our other SEC filings.

The forward-looking statements in this prospectus and any prospectus supplement are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in the section entitled “Risk Factors” and in our SEC filings incorporated herein or in any prospectus supplement by reference. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic.

Additional factors or events that could cause our actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by any forward-looking statement and, therefore, you should not regard any forward-looking statement as a representation or warranty by us or any other person that we will successfully achieve the expectation, plan or objective expressed in such forward-looking statement in any specified time frame, or at all. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus, in any prospectus supplement or in any document incorporated herein or therein by reference speaks only as of the respective date thereof. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

ABOUT THE COMPANY

The Environment is Our Business.

Since our inception in 2012, our mission has been to help clients and communities meet their environmental goals and needs. Today, we have emerged as one of the fastest growing companies in a highly fragmented and growing global environmental industry.

Our industry is highly fragmented with no single market leader. By focusing on environmental solutions, we believe we are uniquely positioned to become a leading platform in the industry. We provide a diverse range of environmental services to our private and public sector clients across the life cycle of their needs —whether they are launching new projects, maintaining operations, decommissioning operations, rehabilitating assets, managing the impacts of climate change or responding to unexpected environmental disruption. Our integrated platform has been a catalyst for our organic growth and we have built on this platform through strategic acquisitions.

Innovation is core to our strategy. The world’s environmental challenges continue to grow in number, scope and complexity, and mounting public pressure and regulatory changes continue to drive demand for better information and solutions. We focus on innovation in order to improve the quality of information we can provide to clients (such as identifying variations of Per- and polyfluoroalkyl substances, or PFAS, in water) and provide better solutions to their environmental needs (such as the efficient removal of PFAS from contaminated water). We intend to continue innovating by investing in research, development and technology (directly and through strategic partnerships) to develop better solutions for our clients. We believe these investments—together with our investments in geographic expansion, sales and marketing initiatives, environmental service offerings and strategic acquisitions—will continue to distinguish us in the marketplace.

Our revenue and earnings are highly resilient. We are not dependent upon any single service, product, political approach or regulatory framework. We also serve a diverse set of more than 4,500 clients across a wide variety of end markets and geographies within the private and public sectors. Funding for our services is typically non-discretionary given regulatory drivers and public health concerns. As a result, our business is positioned to be less susceptible to political and economic cycles. Our approach has allowed us to successfully scale our business, and we believe we are well positioned to continue our trajectory and market leadership as we address the growing environmental needs of our clients and communities.

We provide environmental services to our clients through three business segments – Assessment, Permitting and Response, Measurement and Analysis and Remediation and Reuse.

Assessment, Permitting and Response

Through our Assessment, Permitting and Response segment, we provide scientific advisory and consulting services to support environmental assessments, environmental emergency response and environmental audits and permits for current operations, facility upgrades, new projects, decommissioning projects and development projects. Our technical advisory and consulting offerings include regulatory compliance support and planning, environmental, ecosystem and toxicological assessments and support during responses to environmental disruptions. We help clients navigate regulations at the local, state, provincial and federal levels. In addition to environmental toxicology, and given our expertise in helping businesses plan for and respond to disruptions, our scientists and response teams have helped clients navigate their preparation for and response to the COVID-19 pandemic.

Measurement and Analysis

Through our Measurement and Analysis segment, our highly credentialed teams test and analyze air, water and soil to determine concentrations of contaminants, including emerging contaminants such as PFAS, as well as determine the toxicological impact of contaminants on flora, fauna and human health. Our offerings include source and ambient air testing and monitoring, leak detection and advanced analytical laboratory services such as air, storm water, wastewater and drinking water analysis.

Remediation and Reuse

Through our Remediation and Reuse segment, we provide clients with engineering, design, implementation and operations and maintenance services, primarily to treat contaminated water, remove contaminants from soil or create biogas from agricultural waste. We do not own the properties or facilities at which we implement these projects or the underlying liabilities, nor do we own material amounts of the equipment used in projects; instead, we assist our clients in designing solutions, managing projects and mitigating their environmental risks and liabilities.

Corporate Information

We were incorporated in Delaware in November 2013. Our principal executive offices are located at 5120 Northshore Drive, North Little Rock, Arkansas 72118 and our telephone number is (501) 900-6400. Our website address is www.montrose-environmental.com. Information contained on our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemption from non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our initial public offering, which occurred in July 2020; (ii) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

As June 30, 2021, the end of our second fiscal quarter, the market value of our common stock held by non-affiliates exceeded $700.0 million and, as a result, we will no longer qualify as an emerging growth company as of December 31, 2021.

We have elected to take advantage of certain reduced disclosure obligations in the documents incorporated by reference in this prospectus, and we may elect to take advantage of other reduced disclosure obligations in future filings with the SEC while we remain an emerging growth company. If we do, the information that we provide stockholders may be different than what you might receive from other public reporting companies in which you may have equity interests.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt in” to this extended transition period for complying with new or revised accounting standards and, as a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with such new or revised standards on a non-delayed basis.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and other factors described in “Risk Factors” in any prospectus supplement. You should also consider the risks, uncertainties and other factors described in “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement and any related free writing prospectus. If any of these or any unanticipated risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our common stock could decline, causing you to lose some or all of your investment in our common stock.

Additionally, the COVID-19 pandemic may amplify many of the risks to which we are subject and, given the unpredictable, unprecedented and fluid nature of the pandemic, it may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not presently consider to present significant risk. Therefore, we are unable to estimate the extent to which the pandemic and its related impacts will adversely affect our business, financial condition and results of operations as well as our stock price.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the common stock offered by us pursuant to this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include, among other things, funding acquisitions or business expansion, working capital, capital expenditures or the repayment or redemption of debt or other securities. We may temporarily invest funds that are not immediately needed for these or other purposes in short-term investments, including, but not limited to, marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

SELLING STOCKHOLDERS

Information regarding selling stockholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material provisions of our capital stock, as well as other material terms of our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.000004 per share, and 10,029,500 shares of preferred stock, par value $0.0001 per share.

Common Stock

Our amended and restated certificate of incorporation authorizes the issuance of up to 190,000,000 shares of common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

Series A-1 Preferred Stock

Our board of directors has designated 12,000 shares of preferred stock as Cumulative Series A-1 Preferred Stock. We redeemed and retired all outstanding shares of Series A-1 preferred stock in July 2020 in connection with our initial public offering, or the IPO.

Series A-2 Preferred Stock

Our board of directors has designated 17,500 shares of preferred stock as Cumulative Series A-2 Preferred Stock. As of the date of this prospectus, there were 17,500 shares of the Series A-2 preferred stock issued and outstanding.

Effective immediately upon consummation of our IPO, the certificate of designation for the Series A-2 preferred stock granted holders of our Series A-2 preferred stock the right to receive cumulative dividends, accruing daily and compounded quarterly, at a rate of 9.0% per annum, on the then-stated value of each share of Series A-2 preferred stock (initially $10,000 per share). Prior to the IPO, the certificate of designation for the Series A-2 preferred stock granted holders of our Series A-2 preferred stock the right to receive cumulative dividends, accruing dividends at the rate of 15% per annum, with respect to dividends that were paid in cash, and 14.2% per annum, with respect to dividends that accrued before a private offering, and 9.0% following a private offering (in certain circumstances), on the then-stated value of each share of Series A-2 preferred stock (initially $10,000 per share), and dividends accrue whether or not earned or declared by our board of directors, and in preference to the holders of any and all other series or classes of capital stock, with the stated value increased by the amount of any accrued dividend. We may not issue any equity securities ranking equal or senior to the

Series A-2 preferred stock so long as any shares of Series A-2 preferred stock remain outstanding, other than (i) with the consent of the holders of at least a majority of the stated value of Series A-2 preferred stock then outstanding, or (ii) permitted indebtedness up to a maximum of 4.5 times our trailing twelve month adjusted pro forma EBITDA (as calculated pursuant to the terms of the certificate of designations of the Series A-2 preferred stock).

Except as required by Delaware law or as otherwise provided by our certificate of incorporation or the certificate of designation with respect to certain protective matters, the holders of Series A-2 preferred stock do not have any voting rights. Notwithstanding the foregoing and for so long as any shares of Series A-2 preferred stock are outstanding, the holders of a majority of the outstanding shares of Series A-2 preferred stock will have the right, voting as a separate class, to elect one director, to serve until the earlier of the time his or her successor is appointed or elected, unless such director is earlier removed, resigns or is otherwise unable to serve. Additionally, if certain events of noncompliance have occurred, are continuing and have not been cured within 30 days of notice thereof, the holders of a majority of the outstanding shares of Series A-2 preferred stock will have the right, voting as a separate class, to elect an additional director, to serve until the earlier of the time such event of noncompliance has been cured, there ceases to be any shares of Series A-2 preferred stock outstanding or his or her successor is appointed or elected, unless such director is earlier removed, resigns or is otherwise unable to serve.

We may, at our option, redeem some or all of the outstanding shares of Series A-2 preferred stock, in no less than $25.0 million increments (unless less than $25.0 million of the stated value of Series A-2 preferred stock is then outstanding), at a price per share equal to the sum of the then-stated value per share plus any accrued and unpaid dividends not accounted for in the then-stated value, plus (to the extent such redemption occurs prior to the third anniversary of the issuance of the Series A-2 preferred stock), a make whole amount as of such redemption date equivalent to the remaining dividends that would accrue with respect to such shares prior to the three-year anniversary of the issuance. At any time after the fourth anniversary of the issuance of the Series A-2 preferred stock, the holders of the Series A-2 preferred stock will have the option to require us to convert, initially, up to $60.0 million aggregate stated value of the Series A-2 preferred stock into shares of our common stock, with the permitted amount of Series A-2 preferred stock to be converted increasing at each subsequent anniversary of the issuance in $60 million increments until the sixth anniversary, after which all of the Series A-2 preferred stock may be converted at the holder’s option; provided, that until the seventh anniversary, no more than $60.0 million aggregate stated value may be converted in any 60-day period; and provided, further, that for a period of ninety (90) days following notice of a holder’s election to have its shares of Series A-2 preferred stock converted, we will have the option to redeem for cash such shares elected to be converted in lieu of converting them into shares of common stock. Each share of Series A-2 preferred stock we do not elect to redeem for cash will be convertible into the number of shares of common stock equal to the sum of the then-stated value plus all accrued and unpaid dividends, divided by the conversion price. The conversion price is equal to 85% of the volume-weighted average price of our common stock for the ten trading days immediately preceding the conversion date.

The certificate of designations includes certain restrictive covenants, including with respect to restricted payments, dividends and other payments to common stockholders and the consummation of certain acquisitions without consent.

In addition to the directorship described above, the holders of Series A-2 preferred stock are entitled to the following remedies during any period when we are not in compliance with certain terms of the certificate of designations following a cure period of 30 days after notice thereof (except in connection with a failure to pay dividends when due): an increase in the annual dividend rate from 9% per annum to 12% per annum for the first 90 day period from and including the date on which such event of noncompliance occurred and 14% thereafter, and restrictions on our ability to declare any dividends or distributions, or otherwise repurchase, redeem or acquire any of our or our subsidiaries’ capital stock, or to consummate acquisitions otherwise permitted by the terms of the certificate of designations.

The foregoing summary of the terms of the Series A-2 preferred stock is not complete and is subject in its entirety to the complete text of the certificate of designations, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Authorization Following this Offering

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 additional shares of preferred stock. Our board of directors is able to issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company. Our board of directors does not presently have any plans to issue shares of preferred stock.

Limitations on Directors’ Liability

Our governing documents limit the liability of, and require us to indemnify, our directors to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the settlement costs and damage awards against directors and officers pursuant to these indemnification provisions.

We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We have also entered into indemnification agreements with our directors and executive officers.

Exclusive Forum Clause

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, is a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction or declines to accept jurisdiction, the federal district court for the District of Delaware); in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants.

In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but the forum selection provisions do not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors or officers.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. See “Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board or the chief executive officer with the concurrence of a majority of the board of directors or at the written request of one or more stockholders who own shares representing at least 45% of the voting power of the stock outstanding and entitled to vote on the matters to be brought before the proposed special meeting and who comply with specified procedural requirements in our amended and restated bylaws. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Any amendment to our amended and restated certificate of incorporation requires the affirmative vote of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding. Our amended and restated certificate of incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the approval of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding. However, to the extent a holder or an affiliated group of holders of our Series A-2 preferred stock owns more than 45% of our outstanding common stock, which includes shares of common stock issued upon conversion of the Series A-2 preferred stock, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, will be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of our amended and restated certificate of incorporation or our bylaws, as applicable.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors end at our 2024, 2022 and 2023 annual meetings of stockholders, respectively. Commencing with the 2024 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, but must consist of not less than three or more than 15 directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors. Therefore, while stockholders meeting the applicable requirements may call a special meeting for the purpose of removing directors, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholder action by written consent.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of officers and directors for monetary damages for actions taken as an officer or a director, as the case may be. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our officers and directors to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our officers and directors as well as certain employees for certain liabilities.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit our company and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the rules of the New York Stock Exchange require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

In recognition that certain directors, principals, members, officers, employees and other representatives of Oaktree Capital Management, L.P. and its affiliated entities and funds and their respective affiliates (other than us), which we refer to as the Oaktree Entities, may serve as a member of our board of directors, and that the Oaktree Entities or any representative thereof who serves on our board of directors, who we refer to as an Oaktree Director, may engage in the same or similar activities or related lines of business that we do or other business activities that overlap or compete with our business, our amended and restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Oaktree Entities. Specifically, none of the Oaktree Entities or any Oaktree Director has any duty to refrain from engaging, directly or indirectly, in a corporate opportunity in the same or similar activities or related lines of business that we do or that we may propose to engage in or from otherwise competing with us. In the event that any Oaktree Entity or Oaktree Director acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in the corporate opportunity, and no Oaktree Entity or Oaktree Director will have any duty to communicate or offer the corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if an Oaktree Director acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and an Oaktree Entity, we will not have any expectancy in the corporate opportunity unless the corporate opportunity is expressly offered to the person solely in his or her capacity as one of our directors. See “Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “MEG.”

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the shares of common stock through one or more transactions, including, without limitation:

•	directly to purchasers;

•	to or through one or more brokers or dealers;

•	to the public through one or more underwriters acting alone or underwriting syndicates led by one or more managing underwriters;

•	through or to agents; or

•	in any combination of the above.

A prospectus supplement with respect to a particular offering of common stock will set forth the terms of the offering of those shares, including the following:

•	name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the estimated amount of net proceeds we or any selling stockholder will receive;

•	any underwriting discounts and commissions; or

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we or any selling stockholder may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

If dealers are used in the sale of the securities, the securities will be sold to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

If agents are used in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us or such selling stockholders to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

We or any selling stockholders may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a periodic basis, including pursuant to “at-the-market offerings” pursuant to the terms of a distribution agreement entered into with the underwriters or agents. If we or the selling stockholders engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell or the selling stockholders will sell, as applicable, the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, shares may be sold on a daily basis in exchange transactions or otherwise as may be agreed with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. Any named underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares and any such activities will be described in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Securities may also be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the applicable prospectus supplement.

If indicated in the applicable prospectus supplement, agents, underwriters and dealers may be authorized to solicit offers to purchase securities from us or any selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

Agents, dealers and underwriters may be entitled under agreements to indemnification by us and any selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as agents. Any remarketing firm will be identified and the terms of its agreement, if any, will be described in the applicable prospectus supplement. We and any selling stockholder may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters in connection with the shares of common stock offered hereby may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$	*
FINRA Filing Fee		**
Printing and Engraving Costs		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Transfer Agent and Registrar Fees and Expenses		**
Miscellaneous Expenses		**

Total	$	**

*

This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act..

**

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporate Law, or the DGCL, no director shall be personally liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that each person who was or is party or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of our company or was serving at the request of our company as a director, officer, employee, agent or trustee of another entity shall be indemnified and held harmless by us to the full extent authorized by the DGCL against all expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel or (4) by the stockholders.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) were in bad faith, (2) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, (3) the director derived an improper personal benefit from (such as a financial profit or other advantage to which such director was not legally entitled) or (4) breached the director’s duty of loyalty.

We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

In addition, any Underwriting Agreement to be filed and incorporated by reference as an exhibit to this registration statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation. (a)

3.2	Amended and Restated Certificate of Designation of Cumulative Series A-1 Preferred Stock. (b)

3.3	Certificate of Designation of Cumulative Series A-2 Preferred Stock. (b)

3.4	Amended and Restated Bylaws. (a)

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

Exhibit No.	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (to be included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereto).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
(a)	Previously filed on July 14, 2020 as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-239542) and incorporated herein by reference.
(b)	Previously filed on June 29, 2020 as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-239542) and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and.

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of North Little Rock, State of Arkansas, on August 11, 2021.

Montrose Environmental Group, Inc.

By:	/s/ Vijay Manthripragada
Name: Vijay Manthripragada
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay Manthripragada, Allan Dicks and Nasym Afsari, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Vijay Manthripragada Vijay Manthripragada	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2021

/s/ Allan Dicks Allan Dicks	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	August 11, 2021

/s/ J. Miguel Fernandez de Castro J. Miguel Fernandez de Castro	Director	August 11, 2021

/s/ Peter M. Graham Peter M. Graham	Director	August 11, 2021

/s/ Peter Jonna Peter Jonna	Director	August 11, 2021

/s/ Robin Newmark Robin Newmark	Director	August 11, 2021

/s/ Richard E. Perlman Richard E. Perlman	Director	August 11, 2021

/s/ J. Thomas Presby J. Thomas Presby	Director	August 11, 2021

/s/ James K. Price James K. Price	Director	August 11, 2021